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                                                                   EXHIBIT 10.32

                                LEASE AGREEMENT
                                ---------------

     This Lease Agreement made and executed on March 7 , 1988, but and between NORTHWEST FINANCIAL CORPORATION, a federally organized savings and loan association (hereinafter referred to as "Landlord"), and INTERNATIONAL ENVIRONMENTAL CORPORATION, an Oklahoma Corporation (hereinafter referred to as "Tenant").

     The parties to this Lease Agreement agree as follows:

     1.   Agreement to Lease. Landlord hereby demises and leases to Tenant, and
          ------------------
Tenant hereby hires and takes from Landlord, the premises and the buildings and improvements located thereon and the appurtenances thereto (including, without limitation, adequate ways of ingress and egress directly between the building on the premises and public roads, and the parking area for automobiles) situated in the City of Oklahoma City, County of Oklahoma, Oklahoma, described in Exhibit "A" of this Lease Agreement and which is incorporated herein by this reference (hereinafter referred to as the "Leased Premises").

     2.   Term. The term of the Lease Agreement shall be for a period of twelve
          ----
(12) years from the date of this Lease Agreement and ending on March 6 , 2000, unless this Lease Agreement is sooner terminated pursuant to the terms of this Lease Agreement or the term hereof is extended pursuant to the terms of this Lease Agreement.

     3.   Delivery of the Leased Premises. Notwithstanding any other provision
          -------------------------------
hereof, Landlord covenants that actual possession of the Leased Premises shall be delivered to Tenant as of the date of this Lease Agreement, free and clear of all tenancies or other
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claims, rights or, interests of occupancy, use, or any other inconsistent or adverse claims, rights or interests.

     4.   Rent During Term. Subject to the terms of this Lease Agreement, Tenant
          ----------------
agrees to pay the Landlord rent for the Leased Premises, as follows:

          (a) For the first year of this Lease Agreement, the annual rental to be paid by Tenant to Landlord shall be $447,319 ("Base Rent"), payable in twelve
                                       --------
equal monthly installments of $37,276.58 each, with each monthly installment
                              ----------
payable on or before the 15th day of each month during the first year of this Lease Agreement. For the purposes of this Lease Agreement, "first year of this Lease Agreement" shall mean the twelve month period beginning on the date of this Lease Agreement and ending March 6 , 1988.

          (b) Within fifteen (15) days after the beginning of each year during the term hereof after the first year of this Lease Agreement - the amount of the annual rental to be paid by Tenant to the Landlord for such year shall be calculated and determined, as follows ("Adjusted Annual Rental"): The Base Rent less the amount or amounts received during the preceding year just ended by the Landlord of all income, revenues or payments due to or as a result of or from the oil and gas working interests listed in Exhibit B attached hereto and which is incorporated herein by reference ("Oil and Gas Revenues"). Within ten (10) days after the beginning of each year during the term hereof after the first year of this Lease Agreement, the Landlord shall advise the Tenant of the amount of

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

the oil and Gas Revenues received by the Landlord during the preceding year just ended and shall advise the Tenant of the Adjusted Annual Rental, if any, based on the above calculation for such year. The Tenant shall pay to the Landlord the Adjusted Annual Rental for such year in twelve (12) equal monthly installments during said year, with each monthly installment payable on or before the 15th day of each month during such year. If in calculating the Annual Adjusted Rental for a particular year the oil and Gas Revenues for the preceding year just ended is equal to or greater than the Base Rental, then no rental shall be payable to the Landlord by the Tenant hereunder during such year, and the amount by which such oil and Gas Revenues exceeds the Base Rent shall be carried forward and added to the amount of Oil and Gas Revenues in calculating the Annual Adjusted Rental for the next subsequent year. For the purposes of this Lease Agreement, a "year" means a twelve month period beginning on March 7 and ending on March 6.

     5.   Covenant of Peaceful Possession. Landlord covenants and warrants that
          -------------------------------
if Tenant shall discharge the obligations set forth in this Lease Agreement to be performed by Tenant, Tenant shall peaceably have, hold and enjoy the quiet and undisturbed possession of the Leased Premises, together with all the appurtenances thereto, without hindrance, ejection, disturbance or molestation by Landlord or any person or entity claiming through or under Landlord, or otherwise, and free of any inconsistent or adverse claim, right or interest.

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     6.   Assignment and Sublease by Tenant. The Tenant may sublet the Leased
          ---------------------------------
Premises or any portion thereof covered by this Lease Agreement and may assign this Lease Agreement. If Tenant does so sublet the Leased Premises or assign this Lease Agreement, Tenant shall remain liable as guarantor hereunder in connection with the obligations that the Tenant is to perform under this Lease Agreement.

     7.   Use of Premises. Tenant may use the Leased Premises for the purpose of
          ---------------
operating a manufacturing operation, distribution center and/or for offices, or any other related business (landlord hereby warranting that such uses are lawful and permissible), and Tenant agrees not to use or knowingly permit the Premises to be used for any unlawful purposes.

     8.   Condition or Premises. Tenant has examined the Leased Premises and
          ---------------------
accepts the Leased Premises in its existing condition. Upon termination of this Lease Agreement pursuant to the terms hereof, Tenant shall repair any material damage to the interior of the buildings and improvements on the Leased Premises caused by Tenant's breach of this Lease Agreement, ordinary wear and tear and damages due to structural elements excepted; provided, further, that if the Landlord is obligated to make repairs to the Leased Premises under the terms of this Lease Agreement but fails to make such repairs, Tenant shall not be obligated to make such repairs upon termination of this Lease Agreement (it being understood that this proviso on Landlord's repair obligation shall in no event be deemed to be in substitution for, or in limitation,

                                       4
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modification or derogation of, any of the Landlord's repair obligations under this Lease Agreement.

     9.   Option to Terminate Lease. In addition to any other rights to
          -------------------------
terminate this Lease Agreement provided for under any other Section of this Lease Agreement, Tenant may, at its sole option, terminate this Lease Agreement during the term hereof or any renewal or extension period only upon compliance with the following conditions:

          (a) Tenant shall give Landlord twelve (12) months written Notice of Termination ("Notice of Termination").

          (b)  In addition to the termination fee provided for in subparagraph
(c) of this Section 9, Tenant shall pay rent at the rental amounts set forth in
Section 4 during the twelve (12) month period subsequent to the date of the Notice of Termination and shall remain in compliance with all other terms and conditions of the Lease Agreement.

          (c) Tenant shall have vacated and removed any and all equipment, furniture, machinery, movable trade fixtures and other personal property owned by Tenant from the Leased Premises by the end of the twelve (12) month period subsequent to the date of the Notice of Termination.

          (d) Within thirty days of the date that the Landlord receives the written Notice of Termination, Tenant shall pay to the Landlord a termination fee in the following amount:

               (i) If the Notice of Termination is issued by the Tenant to the Landlord during the first year of this Lease

                                       5
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     Agreement, the amount of $447,319 which is equal to the rental payments for a period of twelve (12) months at the rental set forth in Section 4(a) hereof.

               (ii) If the Notice of Termination is issued by the Tenant to the Landlord after the first year of this Lease Agreement, an amount equal to the Adjusted Annual Rental in effect on the date of the Notice of Termination.

     The termination fee and other conditions stated in this Section 9 shall not apply to a termination under any other Section of this Lease Agreement.

     10.  Improvements and Alterations by Tenant. Tenant shall have the right to
          --------------------------------------
make, at its own expense, all necessary or desirable improvements on, or alterations to, the Leased Premises, provided that such improvements and alterations are done in safe and workmanlike manner. All erections,, alterations and additions which are affixed as appurtenances to the realty of the Leased Premises (except furniture, equipment, machinery, movable trade fixtures and other personal property of Tenant) shall be the property of Landlord and, subject to any further alterations, shall remain upon, and be surrendered with, the Leased Premises, as part thereof at the termination of this Lease Agreement without compensation to Tenant.

     11.  Maintenance and Repairs.
          -----------------------

          (a) During the term of this Lease Agreement, Tenant shall maintain and keep in good repair the interior of the buildings and the parking area, sidewalks and roads located on the

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Leased Premises, ordinary wear and tear and damages due to structural elements excepted.

          (b) During the term of this Lease Agreement, the Landlord shall maintain and keep in good repair the exterior and structural elements of the buildings located on the Leased Premises (including, but not limited to, the roof and exterior walls) and structural elements to the parking areas, sidewalks and roads located on the Leased Premises.

          (c)  Failure to Make Repairs. If either party hereto fails to make any
               -----------------------
of the repairs or provide the maintenance on the Leased Premises required of it under this Section 11, within a reasonable period of time after written notice has been delivered to such party from the other party hereto to make such repairs or provide such maintenance, the other party hereto may, at its option but shall not be obligated to, make such repairs for the account of the party that is responsible and obligated to make such repairs under this Section 11. The party that was obligated to make such repairs and provide such maintenance under this Section 11 shall immediately reimburse the other party hereto for all costs and expenses incurred by such party in connection with making such repairs and providing such maintenance.

     12.  Signs. Tenant shall have the right to place signs or other advertising
          -----
devices, electrical or non-electrical, either parallel to the buildings on the Leased Premises, or at any angle to them, at or on either the front, back, roof or sides of such buildings; provided, however, the same is in compliance with all

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applicable law.

     13.  Utilities. Tenant shall pay for all water, gas, light, power,
          ---------
telephone service and all other utilities supplied to the Leased Premises.

     14.  Compliance with Law. The Tenant agrees to observe and comply with all
          -------------------
laws, ordinances, rules and regulations of the Federal, State, County and Municipal authorities applicable to the manner of conducting the business to be conducted by the Tenant on the Leased Premises. The Landlord shall observe and comply with all such laws, ordinances, rules and regulations applicable to the Leased Premises. The Tenant agrees not to do anything on the Leased Premises, or keep anything therein, contrary to the terms of this Lease Agreement, or prohibited by the regulations of the Fire Department.

     15.  Entry by Landlord. During the term of this Lease Agreement, Tenant
          -----------------
shall permit Landlord and its agents to enter upon the Leased Premises at reasonable times during business hours for the exhibiting or inspecting of the Leased Premises.

     16.  Continued Possession of Tenant. In the event that the Tenant shall
          ------------------------------
remain in the Leased Premises after the expiration of this Lease Agreement, without having executed a new written lease with the Landlord, the Landlord may, at its option, elect:

          (a) to treat the Tenant as one which has not removed at the end of its term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation; or

          (b) to construe such holding over as tenancy from month to month, subject to all the terms and conditions of this Lease Agreement except as to duration hereof, and in that event the Tenant shall pay monthly rent at the rate provided herein as effective during the last month of the term hereof.

     17.  General Liability Insurance. Tenant shall obtain and maintain
          ---------------------------
throughout the term of this Lease Agreement, at Tenant's expense, general liability insurance in connection with the Leased Premises written by an insurance company of recognized responsibility. The coverage of such general liability insurance as it relates to the Leased Premises shall be for at least One Million Dollars ($1,000,000) on account of injuries per occurrence. Such general liability insurance policy as it relates to the Leased Premises shall contain a provision requiring the insurer to give written notice of cancellation to Landlord at least ten (10) days prior to cancellation. Such general liability insurance as it relates to the Leased Premises shall name Landlord as an additional insured as its respective interest may appear. Tenant shall supply to Landlord upon the execution of this Lease Agreement a certificate of insurance issued by the insurance carrier of Tenant showing that such insurance is in full force and effect.

     Notwithstanding the above, Tenant may, at its option, self insure the general liability in connection with the Leased Premises in lieu of obtaining general liability insurance on the Leased Premises from an insurance company. In the event that the Tenant does self-insure such general liability in connection with the Leased Premises (i) Tenant shall have no obligation to obtain

                                       9
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general liability insurance written by an insurance company during the period that Tenant does self-insure such general liability and (ii) Tenant shall indemnify the Landlord against, and hold Landlord harmless from, and all claims, demands, actions, proceedings or liabilities incurred or to be incurred by the Landlord as a result of an occurrence (as defined below) on the Leased Premises that occurs during the period that the Tenant is self-insuring such general liability on the Leased Premises and that results in bodily injury or property damage to a third party not a party hereto. For the purposes of this Section 17, "occurrence" means an accident which results in bodily injury or property damage. If the Tenant does decide to self-insure the general liability in connection with the Leased Premises, the Tenant agrees to give the Landlord written notice of its decision no less than ten (10) days prior to the time that Tenant will begin to self-insure such general liability.

     18.  Fire and Extended Property Damage.
          ---------------------------------

          (a) Subject to the terms hereof, during the term of this Lease Agreement, the Tenant will keep insured any and all buildings and improvements upon the Leased Premises against all loss or damage by fire, windstorm and extended coverage, which said insurance will be maintained in an amount not less than the full replacement value thereof. All of such policies of insurance relating to the buildings and improvements on the Leased Premises shall name the Tenant and Landlord as the insureds and shall fully protect both the Landlord and the Tenant as their respective interests may appear. In the event of damage to or destruction of

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the said buildings or improvements an the Leased Premises by fire, windstorm, or other casualty for which insurance shall be payable and as often as such insurance money shall have been paid to the Landlord and the Tenant for damages to or destruction of the buildings and improvements on the Leased Premises, said sums so paid shall be deposited in a joint account of the Landlord and the Tenant in a bank or savings and loan satisfactory to the Tenant ("joint account"), and such funds in the joint account shall be made available to the Tenant for the construction or repair, as the case may be, of any buildings or improvements located on the Leased Premises damaged or destroyed by fire, windstorm, or other casualty, and shall be paid out by the Landlord and the Tenant from said joint account from time to time on the estimate of the Tenant, certifying that the amount of such estimate is being applied to the payment of the reconstruction or repair. Tenant shall have no obligation to make such repairs to or restoration of such damaged buildings and improvements located on the Leased Premises the cost of which exceeds that portion of the insurance proceeds made available to Tenant to make such repairs or restore such damaged buildings and improvements on the Leased Premises.

          (b) The foregoing notwithstanding, in the event the insurance proceeds are the sum of $100,000 or less, then such proceeds shall be paid directly to the Tenant without the necessity of creating the joint account, and Tenant shall use such funds to make the replacements or repairs to the damaged buildings and improvements on the Leased Premises.

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          (c)  Any excess of money received from insurance remaining in the joint account after the reconstruction or repair of such damaged buildings or improvements on the Leased Premises shall, if the Tenant is not in default under this Lease Agreement, be paid to Tenant. If the Tenant has not begun to restore or repair the damaged buildings and improvements located on the Leased Premises using the proceeds in the joint account for such repairs or restoration within a period of 120 days from the date of receipt of such casualty, or such extended period of time as agreed to in writing by both the Tenant and the Landlord, the Tenant may, at its option, terminate this Lease Agreement and in the event of such termination by Tenant the proceeds in the joint account shall be paid to Landlord.

          (d) If any mortgagee holding a mortgage on the Leased Premises elects, in accordance with the terms of such mortgage, to require that all or any part of the proceeds of such insurance paid as a result of damages to the buildings and improvements located on the Leased Premises be paid to or retained by the mortgagee, then such payment shall be made, but in such event, the Landlord shall pay into the joint account referred to in subparagraph (a) of this Section 18 that amount of the insurance proceeds paid to or retained by mortgagee. In the event that such mortgagee elects such insurance proceeds be paid to it in accordance with the terms of such mortgage and the Landlord fails or refuses, for any reason whatsoever, to pay into such joint account that amount of such insurance proceeds paid to or retained by the mortgagee within 30

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days from the date of notification from the mortgagee of the mortgagee's election to retain or have paid to it such insurance proceeds, in whole or in part, the Tenant may, at its option, terminate this Lease Agreement.

          (e) The policies of insurance required to be maintained by the Tenant pursuant to this Section 18 may be carried by the Tenant under blanket policies maintained by the Tenant. Such policies may provide for such deductible amounts as are customarily provided for in insurance maintained by the Tenant with respect to similar properties owned or leased by it. The policy of insurance required to be maintained by the Tenant shall bear a standard first mortgagee endorsement in favor of any holder of a mortgage created prior to the date of this Lease Agreement. Within ten (10) days after commencement of this Lease Agreement, Tenant shall deliver to the Landlord certificates of the insurers evidencing all of the insurance which is required under this Section 18.

          (f) Notwithstanding the above provisions of this Section 18, Tenant may, at its option, self-insure the buildings and improvements on the Leased Premises against damage or destruction by fire, windstorm and extended coverage in lieu of obtaining insurance from an insurance company covering such buildings and improvements on the Leased Premises against damage or destruction by fire, windstorm and extended coverage. In the event that the Tenant does self-insure such buildings and improvements on the Leased premises against damage or destruction by fire, windstorm and extended coverage in lieu of obtaining insurance from

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an insurance company covering such damage or destruction, notwithstanding anything herein to the contrary, (i) Tenant shall have no obligation to obtain such insurance from an insurance company covering the buildings and improvements on the Leased Premises against damage or destruction by fire, windstorm and extended coverage during the period that the Tenant is self-insuring such damage or destruction, and (ii) in the event of damage to or destruction of any of the buildings or improvements on the Leased Premises during the period that the Tenant is self insuring such buildings and improvements and such damage or destruction is due to a fire, windstorm or other casualty that would be insurable under a standard fire, windstorm and extended coverage property insurance policy in effect at the time of such damage or destruction, such damage or destruction shall be repaired by, and at the expense of, the Tenant in substantially the condition such damaged or destroyed building or improvement was in immediately prior to such damage or destruction and the Tenant shall begin such repair or restoration work as soon as possible after the date of such casualty. If the Tenant does decide to self-insure the buildings and improvements on the Leased Premises against damage or destruction by fire, windstorm and extended coverage, the Tenant agrees to give the landlord written notice of its decision no less than ten (10) days prior to the time the Tenant will begin such self-insurance.

     19.  Waiver of Subrogation. Each party hereto waives any and every claim
          ---------------------
that arises or may arise in its favor and against the other party hereto for any and all loss of, or damage to, any of the buildings, improvements and/or its property located within or upon, or constituting a part of, the Leased Premises to the extent such loss or damage is covered by fire and extended coverage insurance. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease Agreement with respect to any loss of, or damage to buildings or improvements located on the Leased Premises and/or property of the parties hereto, inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agreeing immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies property endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

     20.  Condemnation.
          ------------
          (a)  Complete Condemnation. If, after the execution and prior to the
               ---------------------
termination of this Lease Agreement, the whole of the Leased Premises shall be taken under the power of eminent domain by any public or private authority, then this Lease Agreement and the term hereof shall cease and terminate as of the date of such taking, with the right of Tenant, at its election, to continue to occupy the Leased Premises, subject to the terms of this Lease Agreement, for all or such part, as Tenant may determine, of the period between the date of such taking and the date when possession of the Leased Premises shall be taken by the taking authority, and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant. If required, Tenant shall procure from the applicable governmental authority, at Tenant's expense, all necessary consents and authorizations to continue to occupy the Leased Premises from and after the date of such taking.

          (b)  Partial Condemnation. If, after the execution and prior to the
               --------------------
termination hereof, any public or private authority shall, under the power of eminent domain, make a taking:

               (i) Resulting in the reduction of the ground floor area of the building on the Leased Premises by 20% or more, or

               (ii) Resulting in the reduction of the parking area on the Leased Premises by 20% or more, then Tenant may, at its election, terminate this Lease Agreement by giving Landlord notice of the exercise of its election within 60 days of the date of notice to Tenant of such taking (or purchase). In the event of termination by Tenant under this Section, this Lease Agreement shall cease and terminate as of the last day of the calendar month in which such notice of exercise of its election to terminate has been given, and any unearned rent or other charges, if any, paid in advance, shall be refunded to Tenant.

          (c)  Rent Adjustment. In the event that Tenant, having such right,
               ---------------
shall not elect to terminate as aforesaid, then this Lease Agreement and the term hereof shall continue in full force and effect, and Landlord shall, at its expense, forthwith restore what may remain of the Leased Premises, including any and all improvements made theretofore, the parking areas and the Leased Premises, to substantially the same condition they were in prior to such taking and a just proportion of the rent provided in Section 4 hereof, and any other charges payable by Tenant hereunder, according to the nature and extent of the injury to the Leased Premises and Tenant's business shall be suspended or abated until what may remain of the Leased Premises and the parking areas, shall be restored as aforesaid, and thereafter a just proportion of the rent and any such other charges according to the nature and extent of the taking and resulting injury to the Leased Premises and Tenant's business shall be permanently abated for the balance of the term of this Lease Agreement. In computing the amount of proportionate rent reduction as herein provided, due consideration shall be given to the value of the portion of the area so taken in condemnation with relation to the remaining area insofar as the use thereof for Tenant's business is concerned, and to the effect of such taking on Tenant's business, and the amount of parking area and the value of what remains insofar as the use thereof for Tenant's business is concerned.

          (d) Condemnation Award. All compensation awarded or paid for losses
              ------------------
or damages to the Leased Premises or losses or damages to the Landlord for loss of its leasehold interest upon such a total or partial taking of the Leased Premises under the power of eminent domain shall belong to and be the property of the Landlord; provided however, that nothing contained herein shall be construed to preclude Tenant from (i) prosecuting and filing, and the Tenant shall be entitled to prosecute and file, a claim directly against the condemning authority in such condemnation proceedings for loss of or damage to Tenant's business or suffered by Tenant due to loss of its leasehold interest, depreciation to, damage to, or cost of removal of, or for value of stock, trade fixtures, furniture and other personal property belonging to Tenant, as a result of the partial or complete taking of the Leased Premises, and (ii) collecting and retaining any damages awarded Tenant in connection therewith.

     21.  Destruction of Premises.
          -----------------------

          (a) Restoration of Damaged Premises. In the event any of the buildings
              -------------------------------
or improvements located on the Leased Premises are damaged or destroyed or rendered partially untenantable by fire or other casualty, the Tenant shall as soon as possible repair (but only from and to the extent of the insurance proceeds released to Tenant from the joint account pursuant to Section 18(a) hereof, except as otherwise specifically provided in Section 18(f) hereof) the damaged or destroyed buildings and/or improvements located on the Leased Premises to as nearly as possible the condition in which they were in immediately prior to the happening of such casualty. Tenant shall have no obligation to make any repairs to or restoration of the damaged buildings and improvements on the Leased Premises the cost of which exceeds that portion of such insurance proceeds made available to Tenant from such joint account to make such repairs or restore such damaged buildings and improvements on the Leased Premises, except as otherwise specifically provided in Section 18(f) hereof.
          (b) Rent Abatement. During the period from the date of such casualty
              --------------
until the buildings and improvements located on the Leased Premises are repaired and restored, the rent payable by Tenant hereunder shall be abated proportionately according to the floor area of the buildings and improvements located on the Leased Premises which is usable by the Tenant after such casualty. Such abatement shall continue for the period commencing with such damage or destruction and ending with the completion of the work or repair. In the event that this Lease Agreement is terminated due to exercise of the Termination Option pursuant to paragraph (c) of this Section 21, the rent shall be completely abated from the date of the casualty.

          (c) Termination Option. Notwithstanding anything herein to the
              ------------------
contrary, in the event that (i) 25% or more of the Leased Premises, or (ii) 25% or more of the buildings of which they are a part, are damaged or destroyed or rendered untenantable by fire or other casualty, Tenant may, at its option, terminate this Lease Agreement effective as of the date of such casualty, by giving to the Landlord 120 days after the happening of such casualty written notice of such termination; except that the termination option to terminate this Lease Agreement under this Section 21(c) shall not be applicable if on the date of such damage or destruction by fire or other casualty, the Tenant is self-insuring such damage or destruction in lieu of obtaining insurance from an insurance company under and pursuant to Section 18(f) hereof.

     22.  Options to Renew and Extend. If this Lease Agreement is in full force
          ---------------------------
and effect, Tenant shall have the right and option to extend the term of this Lease Agreement for the Leased Premises at the end of the initial twelve (12) year term for an extended period of ten (10) years commencing on the day following the expiration of the initial term, provided Tenant shall notify Landlord in writing not less than ninety (90) days prior to the expiration of the initial term that Tenant desires such renewal and extension, and such extension and renewal shall be upon the same terms, provisions, covenants, conditions and rental as contained in this Lease Agreement, except as to the duration of the term.

     23.  Place of Payment of Rent. Rent shall be payable in the lawful tender
          ------------------------
of the United States of America to Landlord by payment to the order of New Northwest Federal Savings & Loan Association,________________ or at such other place as may be designated by Landlord by written notice to Tenant.

     24.  Manner of Giving Notice. All notices or demand shall be given in
          -----------------------
writing. They shall be served either personally or by registered or certified mail, postage prepaid and return receipt requested. If a notice is served personally, it shall be considered given at the time of service. If the notice is served by mail in the manner provided above, it shall be considered given when mailed. Notices shall be addressed as appears below for the respective party; provided that, if either party gives notices of a change of name or address, notices to the giver of that notice shall thereafter be given as demanded in that notice.

     Landlord                       Tenant
     --------                       ------
     New Northwest Federal          International Environmental
     Savings & Loan Association     Corporation
     2519 Williams Avenue           5000 Interstate 40 West
     Woodward, Oklahoma 73802       Oklahoma City, Oklahoma 73128
     Attn: President                Attn: President

     25.  Default by Tenant. In the event (i) of the non-payment of said rent,
          -----------------
or any installment thereof by the Tenant, at the times and in the manner provided herein, and if the same shall remain in default for a period of thirty
(30) days after Tenant has received written notice from Landlord of such default, or (ii) Tenant shall breach any of its other material obligations hereunder, and the same shall remain in breach for a period of sixty (60) days after Tenant has received written notice from Landlord of such breach (or, in the case of a breach which cannot reasonably be cured within such sixty (60) days, Tenant shall not have commenced the cure within such sixty (60) day period, and thereafter continued to prosecute the cure to completion), the Landlord, at its option, shall have the right to declare this Lease Agreement in default and may re-enter the Leased Premises as the agent of the Tenant, without being liable for any prosecution or damages therefore, and may relet the Leased Premises as the agent of the Tenant, and receive the rent therefore, upon such terms as shall be reasonably satisfactory to the Landlord, and all rights of the Tenant to repossess the Leased Premises under this Lease Agreement shall be forfeited. Such re-entry by the Landlord under and pursuant to the terms of this
Section 25 shall not operate to release the Tenant from any rent to be paid or covenants to be performed hereunder during the full term of this Lease Agreement. For the purpose of reletting, the Landlord shall be authorized to make such repairs as may be necessary to place the same in substantially the order and condition that such was in as of the date of this Lease Agreement, ordinary wear and tear and structural damage excepted. The Tenant shall be liable to the Landlord for the reasonable cost of such repairs or alterations, except for such cost for repairs and alterations which Tenant is not, or Landlord is required to make pursuant to the terms of this Lease Agreement, or which are made to prepare the Leased Premises for uses different from those of Tenant hereunder. if the sum realized or to be realized from the reletting is insufficient to satisfy the monthly or term rent provided in this Lease Agreement, the Landlord, at its option, may require the Tenant to pay such deficiency month by month, or may hold the Tenant in advance for the entire deficiency to be realized during the term of the reletting. Landlord shall exercise diligent efforts to mitigate any such costs or damages.

     26.  Attorney's Fees. In the event of any litigation regarding this Lease
          ---------------
Agreement, the losing party shall pay to the prevailing party reasonable attorneys' fees.

     27.  Real Property Taxes on Leased Premises. The Tenant shall pay the
          --------------------------------------
annual real property taxes assessed or charged against the Leased Premises for any period included within the term of this Lease Agreement. Except in the event such real estate taxes are being contested as provided below, if Tenant fails or defaults in paying. such real estate taxes on the Leased Premises by the date that such real estate taxes are due and payable, then the Landlord may, at its option but shall not be obligated to, make such payment for the Tenant, and the Tenant shall immediately reimburse the Landlord for such real estate taxes. The Tenant shall have the right to contest and review by legal proceedings the real estate taxes, assessed or charged upon or against the Leased Premises.

     28.  Rights-of-Way. Landlord guarantees that at all times Tenant shall have
          -------------
the continuous right to use any rights-of-way which are in use on the date of execution of this Lease Agreement, leading to and from any rear, front or side entrances of the Leased Premises, and the right to use any right-of-way or alley-way, either on or adjoining the Leased Premises, the use of which Landlord has a right to grant to Tenant or which Landlord owns or controls. Such rights, right-of-way and ways shall be deemed to be appurtenances and a part of the Leased Premises leased hereunder.

     29.  Gender and Number. As used in this Lease Agreement, the masculine,
          -----------------
feminine, or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     30.  Mechanic's Lien.
          ---------------

          (a) Liens of Tenant. If because of any act or omission of Tenant, any
              ---------------
mechanic's lien or other liens shall be filed against any portion of the Leased Premises, Tenant shall, at its own cost and expense, cause the same to be discharged or record or bonded within 90 days after written notice from Landlord to Tenant of the filing thereof unless Tenant shall contest the validity of such liens in accordance with Section 30(c) hereof. If Tenant shall fail to cause such lien to be discharged of record or bonded faith in the aforesaid 90-day period (unless Tenant shall contest the validity of such lien as aforesaid) or satisfy such lien within 30 days after any judgment in favor of such lien holder from which no further appeal might be taken, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such lien to be discharged shall constitute additional rent payable to Landlord.

          (b) Liens of Landlord. If, because of any act or omission of Landlord,
              -----------------
any lien shall be filed against the Leased Premises, Landlord shall, at its own expense, cause the same to be discharged of record or bonded within 90 days after written notice from Tenant to Landlord of the filing thereof. If Landlord shall fail to cause such lien to be discharged or bonded within the aforesaid 90-day period, or if prior to the expiration of such 90 day period Tenant's quiet enjoyment of the Leased Premises shall be affected or threatened as a. result thereof, Tenant shall have the right to cause the same to be discharged. All amounts paid by Tenant may be deducted from subsequent installments of the rent payable hereunder.

          (c) Contested Proceedings. Tenant and Landlord may contest by
              ---------------------
appropriate proceedings, the amount, validity, or application of any lien, provided that (i) such proceedings shall suspend the collection thereof, (b) no part of the Leased Premises or of any rent would be subject to loss, sale, or forfeiture before determination of any contest, (iii) Tenant or Landlord would not be subject to any criminal liability for failure to pay, and (iv) such proceedings shall not affect the payment of rent hereunder or prevent Tenant from using the Leased Premises for its intended purposes.

     31.  Headings. The title and headings of any Article, Section or Paragraph
          --------
contained in this Lease Agreement are for reference and convenience only, and the words contained in such title or heading shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this instrument.

     32.  No Oral Chances. This Lease Agreement may not be changed or modified
          ---------------
orally but only by an agreement in writing signed by the party against whom such change or modification is sought to be enforced.

     33.  Indemnity. Tenant shall indemnify Landlord against, and hold Landlord
          ---------
harmless from, any and all claims, actions, proceedings, expenses (including, but not limited to, reasonable attorneys' fees), damages and liabilities, incurred or to be incurred by Landlord as a result of Tenant's breach of any of its obligations and responsibilities under this Lease Agreement.

     Landlord shall indemnify Tenant against, and hold Tenant harmless from, any and all claims, actions, proceedings, expenses (including, but not limited to, reasonable attorneys' fees), damages and liabilities, incurred or to be incurred by Tenant as a result of Landlord's breach of any of its obligations and responsibilities under this Lease Agreement.

     34.  Assignment by Landlord. Landlord may assign this Lease Agreement to a
          ----------------------
third party; provided however, that if Landlord assigns this Lease Agreement, Landlord shall remain liable as a guarantor hereunder in connection with the obligations that the Landlord is to perform under this Lease Agreement.

     35.  Governing Law. This Lease Agreement shall be governed by, and
          -------------
interpreted in accordance with, the law of the State of Oklahoma.

     36.  Force Majeure. If the performance by either party hereto of any of its
          -------------
obligations, covenants, agreements or conditions contained in this Lease Agreement shall be in any way prevented, interrupted or hindered by force majeure, which shall mean acts of God or State, strikes, lockout, storms, fire, material or labor restrictions, legislation or restriction of any government, flood or other causes not reasonably within the control of said party, then such performance shall be excused and suspended during the force majeure period, but only to the extent of such prevention, interruption or hindrance; provided, however, that if any such event or condition of force majeure restricts the ability of Tenant to conduct its business in the Leased Premises substantially in the same manner and to the same extent as theretofore for a period of 120 days, Tenant shall have the right to terminate this Lease Agreement upon thirty
(30) days' written notice to the Landlord.

     37.  Filing. This Lease Agreement shall be in recordable form and shall be
          ------
filed, upon, the execution hereof, at the expense of Tenant, in the real estate records in the County of Oklahoma, State of Oklahoma. In lieu thereof, the parties will, simultaneously with the execution of this Lease Agreement, execute counterparts of an instrument, in recordable form, which when completed will constitute a short form or memorandum of this Lease Agreement. The short form or memorandum of this Lease Agreement will include, but not limited to, a metes and bounds description of the Leased Premises, commencement date and term thereof, Tenant's renewal option, and such other terms and provisions satisfactory to both parties hereto. The short form lease or memorandum of this Lease Agreement will be filed at the expense of the Tenant, in the real estate records in the County of Oklahoma, State of Oklahoma, where the Leased Premises is located. The Tenant shall provide, at its

     IN WITNESS WHEREOF, the parties hereto have caused their corporate seals to be hereunto affixed, and this instrument to be signed by their duly authorized officers the day and year first above written.

                                    LANDLORD

                                    NORTHWEST FINANCIAL CORPORATION
ATTEST:
 /s/ Jody Martin                    By: /s/ David L. Houston
----------------------                 -----------------------------
Assistant Secretary                    President

     (SEAL)

                                    TENANT

                                    ROTEX CORPORATION

ATTEST:
 /s/                                By: /s/ Tony M. Shelby
----------------------                 -----------------------------
Assistant Secretary                    Vice President

     (SEAL)

STATE OF OKLAHOMA   )
         --------
                    ) SS
COUNTY OF OKLAHOMA  )
          --------

     On this 7th day of March, 1988, before me came David L. Houston, to me known, who by me duly sworn, did depose and say that he resides at Woodward, Oklahoma, that he is the President of Northwest Financial Corp., the corporation described in, and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.


                                             ___________________________________

     SUBSCRIBED AND SWORN TO before me this 7th day of March, 1988.

                                             /s/ Debra S. Ford
                                             -----------------------------------
                                             Notary Public
My Commission Expires:

       5-28-89
----------------------
       (SEAL)


STATE OF OKLAHOMA   )
                    ) SS
COUNTY OF OKLAHOMA  )

     On this 7th day of March, 1988, before me came Tony M. Shelby, to me known, who by me duly sworn, did depose and say that he resides at Oklahoma
                                                            --------
City, Oklahoma, that he is the Vice President of Rotex Corporation, the
--------------                 --------------    -----------------
corporation described in, and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                             ___________________________________

     SUBSCRIBED AND SWORN TO before me this 7th day of March, 1988.

                                             /s/ Debra S. Ford
                                             -----------------------------------
                                             Notary Public
My Commission Expires:
       5-28-89
----------------------
     (SEAL)

                                   EXHIBIT A

All real property, including any and all improvements, appurtenances and fixures located thereon, listed below:

5000 S.W. 7
Oklahoma City, OK

                               Legal Description
                               -----------------

     A part of the West one-half of the west Quarter of the Northeast Quarter of Section Three, Township Eleven North, Range Four West of the I.M. (W/2 SW/4 NE/4 S3-TllN-R4W) Oklahoma City, Oklahoma County, Oklahoma, according to the U.S. Government survey thereof, More particularly described as follows, BEGINNING at the Northeast corner of said W/2 SW/4 NE/4, Thence South 0 15' 44" East along the East line of said W/2 SW/4 NE/4, a distance of 391.64 feet to a point on the South right-of-way line of Interstate Highway 40 for the point or place of beginning; Thence North 89 57' 46" West along said South right-of-way line, a distance of 159.24 feet; Thence Westerly along a curve to the left having a radius of 3009.42 feet along the said South right-of-way line, a distance of 492.33 feet; Thence South 80 39' 50" West along said South right-of-way line, a distance of 9.88 feet, to the West line of said NE/4; Thence South 0 19' 43" East along the said West line, a distance of 135.95 feet, to a point that is 751.17 feet North of the Southwest corner of said NE/4; Thence South 89 53' 17" East, a distance of 340 feet; Thence South 0 19' 43" East, a distance of 290.17 feet, to a point that is 461 feet North of the South line of said NE/4; Thence South 89 53' 15" East, a distance of 318.85 feet, to a point in the East line of said W/2 SW/4 NE/4; Thence North 0 15' 44" West along the said East line, a distance of 468.77 feet; To the point or place of beginning.

     A leasehold estate to that property Oklahoma City, OK described as follows:

     Beginning at the Southwest corner of the Southwest Quarter of the Southwest Quarter of the Northeast Quarter of Section Three, Township Eleven North, Range Four West of the Indian Meridian (SW/corner SW/4 SW/4 NE/4 S3-TllN-
     R4W), Oklahoma City, Oklahoma County, Oklahoma, Thence North along the West line of the SW/4 SW/4 NE/4 of said Section 3, a distance of 461.00 feet to a point; Thence Easterly and parallel to the South line of the SW/4 SW/4 NE/4 of said Section 3, a distance of 658.85 feet to a point; Thence Southerly along the East line of the SW/4 SW/4 NE/4 of said Section 3; Thence Westerly and along the South line of the SW/4 SW/4 NE/4 of said
     Section 3, a distance of 658.32 feet; To the point or place of beginning.
                                      AND
     The West Half of the West Half of the Northeast Quarter of Section Three, Township Eleven North, Range Four West of the Indian Meridian (W/2 W/2 NE/4 S3-TllH-R4W), Oklahoma County, Oklahoma, more particularly described as follows: BEGINNING at a point an the West line of the W/2 W/2 NE/4 and
     461.00 feet North of the SW/corner of said NE/4; Thence East and parallel to the South line of said W/2 W/2 NE/4 for a distance of 340.00 feet; Thence North on and parallel to the West line of said NE/4 for a distance of 290.17 feet; Thence West and parallel to the South line of said NE/4, a distance of 340 feet to a point on the West line of said NE/4; Thence South on the West line of said NE/4 for a distance of 290.17 feet; To the point or place of beginning.